As filed with the Securities and Exchange Commission on June 25, 2009
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
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FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	42-1520346
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

711 High Street
Des Moines, Iowa 50392
(Address of principal executive offices, including zip code)

Principal Financial Group, Inc. Employee Stock Purchase Plan
(Full title of the plan)

Karen E. Shaff, Esq.
Executive Vice President And General Counsel
Principal Financial Group, Inc.
711 High Street
Des Moines, Iowa 50392
(515) 247-5111
(Name, address and telephone number, including area code of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,”
“accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
----------------------

CALCULATION OF REGISTRATION FEE
Title of securities	Amount to be	Proposed	Proposed	Amount of
to be registered	registered	maximum	maximum	registration fee
		offering price per	aggregate
		share(2)	offering price(2)
Common Stock
$.01 par value (1)	7,740,757 shares	$17.61	$136,314,730.77	$7,607.00

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration
Statement includes an indeterminate number of additional shares as may be issuable as a result of a stock split, stock dividend or similar adjustment of the outstanding common shares of Principal Financial Group, Inc.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule
457(c) and Rule 457(h) under the Securities Act of 1933 based upon the average ($17.61)
of the high ($18.16) and low ($17.06) sales prices of the registrant’s common stock as reported on the New York Stock Exchange on June 23, 2009.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

As permitted by Part I of Form S-8, this Registration Statement omits the information specified in Part I. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement, as required by Rule 428(b)
under the Securities Act of 1933. Such documents are not being filed with the Securities and
Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Principal Financial Group, Inc. are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended
December 31, 2008, filed with the Commission on February 18, 2009, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended
March 31, 2009, filed with the Commission on May 6, 2009, and the Registrant’s
Current Reports on Form 8-K filed with the Commission on January 15, 2009,
February 27, 2009, May 15, 2009, and May 21, 2009; and

(c)	The description of the Registrant’s Common Stock and the rights associated with such Common Stock contained in the Registrant’s Registration Statements on
Form 8-A, dated October 10, 2001, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by Principal Financial Group, Inc. pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-
effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration
Statement to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable (the Registrant’s Common Stock is registered under Section 12 of the
Securities Exchange Act of 1934).

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The directors and officers of Principal Financial Group, Inc. may be indemnified against liabilities, fines, penalties and claims imposed upon or asserted against them as provided in the
Delaware General Corporation Law and the company's certificate of incorporation and restated by-
laws and in individual indemnification agreements entered into between the Company and each director and senior officer. Such indemnification covers all costs and expenses incurred by a director or officer in his or her capacity as such. Pursuant to the individual indemnification agreements, to the extent permitted by law, no determination is required that indemnification is proper in the circumstances. If such determination is required, the board of directors, by a majority vote of a quorum of disinterested directors or, under certain circumstances, independent counsel appointed by the board of directors, must determine that the director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation of the criminal law. In addition, the Delaware General Corporation Law and the company's certificate of incorporation may, under certain circumstances, eliminate the liability of directors and officers in a stockholder or derivative proceeding.

If the person involved is not a director or officer of Principal Financial Group, Inc., the board of directors may cause the company to indemnify, to the same extent allowed for the company's directors and officers, such person who was or is a party to a proceeding by reason of the fact that he or she is or was an employee or agent of the company, or is or was serving at the company's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The company has policies in force and effect to insure its directors and officers against such losses that they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such directors and officers in the discharge of their duties, solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8. EXHIBITS

An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included below on page 9.

ITEM 9. UNDERTAKINGS

(a) Rule 415 Offering. The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-
effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the
Securities Act of 1933, unless the information that would be required to be included in a post-
effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this
Registration Statement;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof)
which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information that would be required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to
Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
Registration Fee" table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of
1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Subsequent Exchange Act Documents. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities
Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Indemnification. Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on June 25, 2009.

PRINCIPAL FINANCIAL GROUP, INC.

By /s/ Larry D. Zimpleman
Larry D. Zimpleman
Chairman, President and
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Larry D. Zimpleman	Chairman, President and Chief	June 25, 2009
____________________________	Executive Officer and Director
Larry D. Zimpleman	(principal executive officer)

/s/ Terrance J. Lillis	Senior Vice President and	June 25, 2009
____________________________	Chief Financial Officer
Terrance J. Lillis	(principal financial officer and
principal accounting officer)

/s/ Betsy J. Bernard		June 25, 2009
____________________________	Director
Betsy J. Bernard

/s/ Jocelyn Carter-Miller		June 25, 2009
____________________________	Director
Jocelyn Carter-Miller

/s/ Gary E. Costley		June 25, 2009
____________________________	Director
Gary E. Costley

/s/ Michael T. Dan		June 25, 2009
____________________________	Director
Michael T. Dan

/s/ C. Daniel Gelatt, Jr.		June 25, 2009
____________________________	Director
C. Daniel Gelatt, Jr.

/s/ J. Barry Griswell		June 25, 2009
____________________________	Director
J. Barry Griswell

/s/ Sandra L. Helton		June 25, 2009
____________________________	Director
Sandra L. Helton

/s/ William T. Kerr		June 25, 2009
____________________________	Director
William T. Kerr

/s/ Richard L. Keyser		June 25, 2009
____________________________	Director
Richard L. Keyser

/s/ Arjun K. Mathrani		June 25, 2009
____________________________	Director
Arjun K. Mathrani

/s/ Elizabeth E. Tallett		June 25, 2009
____________________________	Director
Elizabeth E. Tallett

INDEX TO EXHIBITS

Exhibit	Description	Method of
Filing
4.1	Form of Certificate for the Common Stock of Principal Financial	Incorporated by
	Group, Inc. (1)	Reference
4.2	Form of Stockholder Rights Agreement (2)	Incorporated by
Reference
5	Opinion of Karen E. Shaff, Executive Vice President and General	Electronic
	Counsel	Transmission
23.1	Consent of Ernst & Young LLP	Electronic
Transmission
23.2	Consent of Karen E. Shaff (included in Exhibit 5)	Electronic
Transmission
24	Powers of Attorney	Electronic
Transmission
99	Principal Financial Group, Inc. Employee Stock Purchase Plan	Incorporated by
	(previously filed as Appendix A to Principal Financial Group, Inc.’s	Reference
definitive proxy statement filed April 8, 2009 (File No. 001-16725)

--------------------------------

(1)	Incorporated herein by reference to Exhibit 4.1 to Principal Financial Group, Inc.'s
Registration Statement on Form S-1 (File No. 333-62558).

(2)	Incorporated by reference to Exhibit 4.2 to Principal Financial Group, Inc.'s Annual Report
on Form 10-K for the year ended December 31, 2002 (Commission File No. 001-16725).

[PFG Letterhead]
EXHIBIT 5

June 25, 2009

Principal Financial Group, Inc.
711 High Street
Des Moines, Iowa 50392

Dear Sirs or Mesdames:

I serve as General Counsel to Principal Financial Group, Inc., a Delaware corporation (the “Company”), and deliver this opinion in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) relating to 7,740,757 shares of the Company's common stock, par value $.01 per share (the “Common Stock”), to be issued pursuant to the Principal Financial Group, Inc. Employee Stock Purchase Plan (the “Plan”).

I or other attorneys working under my direction have examined the originals, or copies certified or otherwise identified to my or said attorneys’ satisfaction, of the Plan and such other corporate records, documents, certificates or other instruments as in my or said attorneys’ judgment are necessary or appropriate to enable me to render the opinion set forth below.

Based on the foregoing, I am of the opinion that authorized but not previously issued shares of Common Stock which may be issued under the Plan have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

I consent to the filing of this opinion as an exhibit to the Company's Registration Statement. In giving such consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Karen E. Shaff

Karen E. Shaff
Executive Vice President
and General Counsel

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated June
25, 2009) pertaining to the Employee Stock Purchase Plan of Principal Financial Group, Inc. of our
reports dated February 16, 2009, with respect to the consolidated financial statements and schedules of Principal Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of internal control over financial reporting of
Principal Financial Group, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Des Moines, Iowa
June 19, 2009

Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Larry D. Zimpleman, Terrance J. Lillis,
Karen E. Shaff and Joyce N. Hoffman, and each of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on such person’s behalf individually and in each capacity stated below a Registration Statement on Form S-8 for the registration of 4,470,757 shares of Principal Financial
Group, Inc. common stock to be issued under the Principal Financial Group, Inc. Employee Stock Purchase Plan,
pursuant to the Securities Act of 1933, as amended, and any and all amendments and supplements to said registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person could do in person, hereby ratifying and confirming all that such attorney-in-
fact or agent may lawfully do or cause to be done by virtue hereof.

Dated June 25, 2009

/s/ Larry. D. Zimpleman	/s/ J. Barry Griswell
Larry D. Zimpleman	J. Barry Griswell
Chairman, President, Chief	Director
Executive Officer and Director

/s/ Terrance J. Lillis	/s/ Sandra L. Helton
Terrance J. Lillis	Sandra L. Helton
Senior Vice President and Chief	Director
Financial Officer

/s/ Betsy J. Bernard	/s/ William T. Kerr
Betsy J. Bernard	William T. Kerr
Director	Director

/s/ Jocelyn Carter-Miller	/s/ Richard L. Keyser
Jocelyn Carter-Miller	Richard L. Keyser
Director	Director

/s/ Gary E. Costley	/s/ Arjun K. Mathrani
Gary E. Costley	Arjun K. Mathrani
Director	Director

/s/ Michael T. Dan	/s/ Elizabeth E. Tallett
Michael T. Dan	Elizabeth E. Tallett
Director	Director

/s/ C. Daniel Gelatt, Jr.
C. Daniel Gelatt, Jr.
Director